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                                                                    EXHIBIT 23.2

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Alcan Aluminium Limited of our report dated March 9, 1999, which appears on page 118 of Pechiney 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 20-F for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.

Paris, December 23, 1999

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers